Exhibit 10.35

FORM OF JAGUAR ANIMAL HEALTH, INC. WARRANT & NOTE EXERCISE AMENDMENT

WHEREAS, pursuant to a December 23, 2014 Note and Warrant Purchase Agreement (the “Purchase Agreement”), Jaguar Animal Health, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (“Holder”) a Common Stock Warrant (the “Warrant”) and Convertible Promissory Note (“Note”);

WHEREAS, Holder and the Company desire to amend (x) the “Exercise Price” under all Warrants issued to all holders pursuant to the Purchase Agreement (the “Warrants”) and (y) the “Conversion Price” under all Notes issued to all holders pursuant to the Purchase Agreement (the “Notes”), both to facilitate the “Company’s IPO” (as defined below);

WHEREAS, Section 6.(g) of the Notes provides that Notes may be amended or modified, and the obligations of the Company and the rights of each Holder under the Notes may be waived, amended or terminated, upon the written consent of the Company and the Holders of a majority of principal then outstanding under all Notes;

WHEREAS, Section 13 of the Warrants provides that the Warrants may be amended or modified, and the obligations of the Company and the rights of each Holder under the Warrants may be waived, amended or terminated, upon the written consent of the Company and the Holders of a majority of the shares of Warrant Stock (as defined thereunder) then exercisable at any point in time;

NOW THEREFORE, the undersigned Holder and the Company hereby agree that the “Exercise Price” under the Warrants and the “Conversion Price” under the Notes are hereby amended in their entirety as follows in accordance with and subject to Section 6.(g) of the Notes and Section 13 of the Warrants (all counterparts to this Amendment being deemed one and the same instrument):

Section 1 (a) under the Warrants shall read in its entirety as follows:

“Exercise Price” means, subject to adjustment under Section 3 below, (i) upon the closing of the sale of shares by the Company of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on, or before, June 30, 2015 (the “Company’s IPO”), the Exercise Price shall be equal to $5.60 per share and (ii) if the Company has not consummated the Company’s IPO on, or before, June 30, 2015, then the Exercise Price shall thereafter be $2.696 per share.

The definition of “Conversion Price” as set forth in Section 1(a) of the Notes shall only mean, (i) upon the closing of the sale of shares by the Company of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, on, or before, June 30, 2015 (the “Company’s IPO”), the Conversion Price shall be equal to $5.60 per share, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares; and (ii) if the Company has not consummated the Company’s IPO on, or before, June 30, 2015, then the Conversion Price shall thereafter be $2.696 per share, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares.

The undersigned have executed this Warrant & Note Exercise Amendment effective as of March       , 2015.

Holder:

(Print Name)

By:
(Signature)

(Print Name and Title)

Company

By:
(Signature)

(Print Name and Title)